MAIDENFORM BRANDS, INC. REPORTS THIRD-QUARTER RESULTS

Bayonne, New Jersey, November 10, 2005—Maidenform Brands, Inc. (“Maidenform” or the “Company”) (NYSE: MFB), a global branded marketer of intimate apparel, today reported its financial results for the third-quarter and year-to-date periods ended October 1, 2005.

Highlights include:

-	Net sales increased 11.2% in the quarter and 15.3% year-to-date versus the comparable 2004 periods.

-	Wholesale net sales rose 13.9% in the quarter and 18.3% year-to-date versus the same year-ago periods.

-
Reported net income before preferred stock dividends and changes in redemption value improved to $2.1 million in the quarter and to $9.1 million year-to-date versus $1.7 million and a loss of $5.0 million, respectively, in the year-ago periods.

-	The Company reduced debt outstanding by $20 million during the third quarter.

-	Maidenform also narrowed its previous guidance with respect to full-year net sales and reaffirmed its previous expectations regarding adjusted non-GAAP operating income.

"We are pleased with our top-line growth during the third quarter, which was driven by higher sales in the Mass Merchant channel and in the Department Stores & National Chain Stores channel," said Thomas J. Ward, Chief Executive Officer of Maidenform.  "We successfully launched several new and innovative products in the third quarter, as we have been doing all year.  These included the Maidenform Dream Bra, a Flexees Firm Control Collection, and a Lilyette Embroidered Minimizer.  We are particularly pleased with the launch of our new Dream Bra and its initial marketplace success, which provides an excellent foundation for product extensions in the Dream Collection for the spring of 2006.

"Based on the combined strength of our diverse product portfolio, our multi-channel distribution platform, and our plans for the continued implementation of our growth strategy, we believe Maidenform remains well-positioned for long-term success," said Mr. Ward.

Non-GAAP Financial Information
The Company believes that certain non-GAAP (Generally Accepted Accounting Principles) financial information, when presented in conjunction with the corresponding GAAP information, is useful in evaluating the Company’s operating performance. Such non-GAAP information should be considered in addition to, and not as a substitute for or superior to, GAAP information on the Company’s financial performance prepared in accordance with GAAP. A reconciliation of non-GAAP financial information to the corresponding GAAP information is presented in the financial tables that appear at the end of this press release.

Third-Quarter 2005 Financial Review
“In presenting our third-quarter results, we have enhanced how we report sales within the Wholesale segment, which currently represents approximately 86% of Maidenform’s year-to-date sales,” said Dorvin D. Lively, Executive Vice President and Chief Financial Officer. “We have also expanded our disclosure with respect to gross margins to isolate the effect of manufacturing variances resulting from previously announced plant closings. Net sales by distribution channel and by product mix are presented with the financial tables appearing at the end of this press release.” (See page 13.)

Maidenform said that results for the third quarter include, once again, the financial impact of several non-recurring items that make year-to-year comparisons somewhat difficult. After taking into account all relevant factors, the Company continued to improve its bottom line in both the third-quarter and year-to-date periods, as indicated below in the discussion of Maidenform’s performance on a non-GAAP basis.

The non-recurring factors that affected the Company’s results in either or both of the third-quarter and year-to-date periods of 2005 and 2004 included:

▪	Purchase accounting adjustments recorded in cost of goods sold (“COGS”) associated with the May 2004 transaction in which Maidenform was acquired by Ares Corporate Opportunities Fund, L.P.;

▪
Public-company expenses and professional fees, associated with the Company’s initial public offering in July 2005 and non-cash stock compensation expense (cheap stock) for fiscal 2004 option grants deemed to have a value in excess of the option exercise price recorded in selling, general and administrative expenses (“SG&A”);

▪
Expenses associated with the July 2005 plant closings and the Company’s now-completed transition to a 100% sourced manufacturing model including negative manufacturing variances associated with operating manufacturing plants at less than optimum capacity included in COGS and severance expenses included in SG&A; and

▪	Expenses related to the June 2005 credit facility amendment including deferred financing costs recorded in interest expense and a one-time bonus recorded in SG&A.

Net sales in the third quarter of 2005 were $100.1 million, up 11.2% from $90.0 million in the third quarter of 2004. Wholesale segment net sales increased by 13.9% to $83.6 million in the third quarter of 2005, compared to $73.4 million in the third quarter of 2004. Within this segment, sales in the Department Stores & National Chain Stores channel grew by 8.7% to $54.8 million, driven by increased penetration in the existing store base, new store growth, new style introductions, and additional increased product placements. Mass Merchant channel sales grew by 28.0% to $15.1 million, as a result of new store growth and increased product placements. Net sales in the Other channel (primarily specialty and off-price retailers and licensing income) increased by 22.3% to $13.7 million, reflecting increased sales to a specialty retailer and sales of excess and close-out inventories to off-price retailers. Total international sales in the third quarter, which are included across all three channels of the Wholesale segment, grew by $3.3 million, or 62.3%, to $8.6 million, up from $5.3 million for the comparable 2004 period.

Retail segment net sales for the third quarter of 2005 decreased 0.6% to $16.5 million, versus $16.6 million in the third quarter of 2004. This reduction in net sales reflects the Company’s efforts to optimize its portfolio of outlet stores, while same-store sales increased 7.6%, driven by a higher level of promotional activities during the quarter which partially offset this decline. Maidenform operated 77 outlet stores at the end of the third quarter of 2005 as compared to 88 outlet stores at the end of the third quarter of 2004.

GAAP operating income was $8.0 million in the third quarter of 2005, compared to $5.8 million in the third quarter of 2004. Adjusting for the financial impact of the factors listed above in the Third-Quarter 2005 Financial Review, non-GAAP adjusted operating income decreased by $0.3 million to $13.7 million in the third quarter of 2005 from $14.0 million in the third quarter of 2004. However, the current-year quarter includes approximately $0.8 million of public company expenses that were not incurred during 2004. The current-year quarter reflected lower gross margins from sales to off-price retailers, including Maidenform’s retail stores, from increased markdown expenses for excess and close-out inventories attributable to the promotional-driven retail environment. The latter primarily included sales of certain styles of Maidenform full-figure line of bras that had a disappointing consumer response at retail and impacted the Company’s consolidated gross margins by 150 basis points.

GAAP pre-tax income was $5.4 million in the third quarter of 2005, compared to $3.0 million in the third quarter of 2004. Non-GAAP adjusted pre-tax income was $11.1 million in the third quarter of 2005 and 2004, respectively.

The Company’s effective income tax rate was 60.7% in the third quarter of 2005, higher than its statutory tax rate of approximately 40%. This higher effective income tax rate was driven by non-deductible expenses associated with the Company’s initial public offering during the quarter. The Company’s cash tax rate, which represents the amount of taxes currently payable, takes into consideration net operating loss carry-forwards (NOLs), tax deductions related to stock options exercised, and significant expenses and deductions related to the initial public offering, is currently estimated to be approximately 8% to 10% of pre-tax net income for full year fiscal year 2005.

GAAP net income in the quarter was $2.1 million and GAAP net income available to common stockholders was $0.4 million. This compares to GAAP net income of $1.7 million and GAAP net income available to common stockholders, after preferred stock dividends, of $0.5 million in the third quarter of 2004. Non-GAAP adjusted net income and non-GAAP adjusted net income available to common stockholders was $6.7 million in the third quarter 2005 and 2004, respectively. Diluted earnings per share, adjusted for the items discussed above, was $0.28 per common share in the third quarter of 2005 using a statutory income tax rate of 40%. This compares to diluted earnings per share in the third quarter of 2004 of $0.32 per common share based on a 40% statutory income tax rate.

Year-To-Date 2005 Financial Review
On a year-to-date basis, net sales increased 15.3% to $302.6 million in fiscal 2005, up from $262.5 million in fiscal 2004. Wholesale segment net sales increased by 18.3% to $261.3 million, compared to $220.9 during the first nine months of 2004. Within this segment, net sales in the Department Stores & National Chain Stores channel grew by 10.3% to $160.4 million, which includes $2.0 million from the launch of a line of Maidenform pants to a national chain store customer in the first quarter of 2005. Mass Merchant channel net sales grew by 68.0% to $60.3 million, which includes $8.0 million from the rollout of certain products to all stores of a major Mass customer in the first quarter of 2005. Net sales in the Other channel were relatively flat with the comparable period of fiscal 2004 at $40.6 million. Total international sales, which are included across all three channels of the Wholesale segment, increased $7.6 million, or 57.1% to $20.9 million in fiscal 2005, compared to $13.3 million in fiscal 2004.

Retail segment net sales for the first nine months of fiscal 2005 decreased 0.7% to $41.3 million from $41.6 million for the first nine months of fiscal 2004. However, as noted above, Maidenform had 77 outlet stores open at the end of the third quarter of 2005 compared to 88 outlet stores open at the end of the third quarter of 2004. Retail segment same-store sales increased 4.6% for the first nine months of fiscal 2005 as compared to the first nine months of fiscal 2004, reflecting increased promotional activities during the current-year period, primarily related to excess and close-out inventories including the full-figure bra line discussed above.

GAAP operating income increased to $32.1 million for the first nine months of fiscal 2005, up from $2.7 million for the first nine months of fiscal 2004. Adjusting for the financial effect of the factors listed in the Third-Quarter 2005 Financial Review, non-GAAP adjusted operating income increased 27.2% to $44.4 million for the first nine months of fiscal 2005, compared to $34.9 million for the first nine months of fiscal 2004. The year-to-date results were negatively affected by increased markdown expenses related to excess and close-out inventories as discussed above and approximately $0.8 million of public company expenses which were not incurred during 2004.

GAAP net interest expense for the first nine months of fiscal 2005 was $13.5 million, up from $6.7 million for the first nine months of fiscal 2004. Adjusting for the one-time expenses associated with the above-mentioned credit facility amendment, non-GAAP adjusted net interest expense was $8.5 million for the first nine months of fiscal 2005, versus $6.7 million for the first nine months of fiscal 2004.

On a year-to-date basis for 2005, the Company’s effective income tax rate is 50.9% and reflects non-deductible expenses primarily associated with the initial public offering in July 2005. Excluding the unusual items discussed above, the Company’s effective tax rate would have been approximately 40%. The Company’s cash tax rate, which represents the amount of taxes currently payable, takes into consideration net operating loss carry-forwards and the significant expenses and deductions related to the initial public offering, and is currently estimated to be approximately 8% to 10% of pre-tax net income for full fiscal year 2005.

GAAP net income for the first nine months of fiscal 2005 was $9.1 million and GAAP net loss available to common stockholders, after preferred stock dividends, was $8.1 million. This compares to a GAAP net loss of $5.0 million and a GAAP net loss available to common stockholders, after preferred stock dividends, of $8.3 million for the first nine months of fiscal 2004. Non-GAAP adjusted net income and non-GAAP adjusted net income available to common stockholders both increased 27.2% to $21.5 million for the first nine months of fiscal 2005. This compares to non-GAAP adjusted net income and non-GAAP adjusted net income available to common stockholders of $16.9 million for the first nine months of fiscal 2004.

Balance Sheet and Cash Flow
Maidenform’s balance sheet and cash flow remained strong in the 2005 third quarter, during which the Company continued to de-leverage its balance sheet with $20.0 million of debt payments. Total debt outstanding, including the current portion of long-term debt, at the end of the quarter was $140.1 million, a decrease of $7.6 million from fiscal year end 2004. The ratio of total debt to EBITDA, as defined in Maidenform’s credit facility, was approximately 2.95 to 1.0 at quarter-end. Maidenform’s financial position provides ample financial flexibility to continue to operate its business and execute its growth strategies. Total cash and cash equivalents at the end of the third quarter of 2005 was $5.8 million versus $23.2 million at fiscal year end 2004.

Cash flows provided by operating activities for the first nine months of fiscal 2005 were $0.3 million as compared to $20.6 million for the same period of fiscal 2004. This year-over-year decrease reflects higher net working capital at October 1, 2005, as compared to the fiscal 2004 year-end and the impact of the non-GAAP adjustments discussed above. Accounts receivable at the end of the third quarter of 2005 increased to $51.6 million from $24.0 million at the end of the 2004 fiscal year. Receivables were somewhat lower than normal at the end of fiscal 2004 because of the timing of collections. Additionally, net sales were approximately 37% higher during the third quarter of 2005 as compared to the fourth quarter of 2004. Total inventories at the end of the third quarter of 2005 were $40.9 million as compared to $49.9 million at the end of the second quarter of 2004 and as compared to $37.1 million at fiscal-year-end 2004. Inventories at the end of fiscal 2004 were abnormally low as a result of an embargo on bras from China in effect at that time.

Long-Term Debt
As a result of the June 29, 2005 amendment to the Company’s credit facility, the interest rate on borrowings under its first-lien term loan was reduced to a current interest rate of LIBOR plus 2.25%. This interest rate will be further reduced to LIBOR plus 1.75% on December 29, 2005, because the ratio of Maidenform’s total debt to EBITDA, as defined in the Company’s amended and restated credit agreement, is less than 3.0 to 1.0.

Initial Public Offering
As previously reported, on July 22, 2005, the Company priced its initial public offering of 14.5 million shares at $17.00 per share, including the underwriter’s over-allotment option for 1.7 million shares.  Of the total offering, Maidenform sold 3.4 million shares, raising net proceeds of approximately $52.6 million. These proceeds were used to redeem all outstanding shares of the Company’s preferred stock and the amount of aggregate unpaid dividends, which accrued at a rate of 15%, as well as to pay all fees and expenses of the initial public offering, including a payment to terminate an advisory agreement, and to pay a separate advisory fee. In addition, shares of preferred stock acquired upon exercise of all outstanding preferred stock options in connection with the initial public offering were also redeemed. The Company did not receive any of the proceeds from the sale of shares by the selling stockholders.

Business Outlook
The Company has narrowed its expected full-year-2005 net sales to be within the range of $385 million to $390 million, compared to its previous guidance of $382 million to $392 million. Fiscal year 2004 net sales were $337 million.

Maidenform continues to expect non-GAAP adjusted operating income to be within the previously announced range of $46 million to $48 million. This expectation takes into account the following factors that the Company believes are appropriate in evaluating its quarterly business operations in both fiscal 2005 and fiscal 2006, including: the adjustments shown on page 2 of this press release and included in the GAAP to non-GAAP reconciliation on pages 11 and 12, as well as two additional adjustments as shown in the Quarterly Pro Forma Schedule on page 14, specifically (1) public company expenses as if the initial public offering had occurred at the beginning of 2005 and (2) an interest expense reduction to reflect the benefit of the interest rate (LIBOR plus 1.75%) which will be in effect at the beginning of 2006 as if it was applicable from the beginning of 2005.

Looking beyond fiscal year 2005, Maidenform expects its performance to be in line with its previous projections, including: net sales growth in the range of 7% to 10%, adjusted non-GAAP operating income growth in the range of 12% to 18%, and gross margins of approximately 37.5%. The Company plans to outline its 2006 financial performance expectations in more detail in January 2006.

Conference Call Information
The Company will hold a conference call and Webcast today at 10:30 am ET to discuss its third-quarter-2005 financial results as well as its year-to-date results as of October 1, 2005. To participate in the conference call, please dial (913) 981-5510. To listen to the call live via Webcast, please log on to www.maidenform.com, go to “Investor Relations” and then click on the “Webcast” link, and register. A replay of the call will be available online at www.maidenform.com and via telephone by dialing (719) 457-0820 or (888) 203-1112 and entering the passcode 5794256 shortly after the broadcast and through November 17, 2005.

About Maidenform Brands, Inc.
Maidenform Brands, Inc. is a global intimate apparel company with a portfolio of established and well-known brands, top-selling products and an iconic heritage. Maidenform designs, sources and markets an extensive range of intimate apparel products, including bras, panties and shapewear. During the Company’s 83-year history, Maidenform has built strong equity for its brands and established a solid growth platform through a combination of innovative, first-to-market designs and creative advertising campaigns focused on increasing brand awareness with generations of women. Maidenform sells its products under some of the most recognized brands in the intimate apparel industry, including Maidenform®, Flexees®, Lilyette®, Self Expressions®, Sweet Nothings®, BodymatesTM, Rendezvous® and Subtract®. Maidenform products are currently distributed in 48 foreign countries and territories.

This press release contains forward-looking statements relating to future events and the Company’s future performance within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including, without limitation, statements regarding our expectations, beliefs, intentions or future strategies that are signified by the words “anticipates,”  “believes,”  “estimates,”  “expects,”  “intends,”  “plans,”  “potential,”  “predicts,”  “projects” or similar words or phrases, although not all forward-looking statements contain such identifying words. All forward-looking statements included in this press release are based on information available to the Company on the date hereof. It is routine for the Company’s internal projections and expectations to change as the year or each quarter in the year progress, and therefore it should be clearly understood that the internal projections and beliefs upon which the Company bases its expectations may change prior to the end of each quarter or the year. Although these expectations may change, the Company is under no obligation to inform you if they do. Actual events or results may differ materially from those contained in the projections or forward-looking statements.

The following factors, among others, could cause the Company’s actual results to differ materially from those expressed in any forward-looking statements: the Company’s growth cannot be assured and any growth may be unprofitable; the Company’s history of losses; potential fluctuations in our results of operations or rate of growth; our dependence on a limited number of customers; the Company has larger competitors with greater resources; retail trends in the intimate apparel industry, including consolidation and continued growth in the development of private brands, resulting in downward pressure on prices, reduced floor space and other harmful changes; failure to anticipate, identify or promptly react to changing trends, styles, or consumer preferences; the Company’s substantial leverage could adversely affect its financial condition; external events that disrupt the Company’s supply chain, result in increased cost of goods or an inability to deliver its products; events which result in difficulty in procuring or producing products on a cost-effective basis; increases in the prices of raw materials; changing international trade regulation, including as it relates to the imposition or elimination of quotas on imports of textiles and apparel; foreign currency exposure; unanticipated internal control deficiencies or weaknesses or ineffective disclosure controls and procedures; and the sufficiency of cash to fund operations and capital expenditures.

This list is intended to identify only certain of the principal factors that could cause actual results to differ from those discussed in the forward-looking statements. Readers are referred to the reports and documents filed from time to time by the Company with the Securities and Exchange Commission for a discussion of these and other important risk factors that could cause actual results to differ from those discussed in forward-looking statements.

(MFB-F)

Contacts:
Investor Relations	Media
Dorvin D. Lively	Laura Accettella
Executive Vice President and	Kekst and Company
Chief Financial Officer	(212) 521-4800
(201) 243-2101

MAIDENFORM BRANDS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands, except share and per share amounts)
(unaudited)

	Successor at October 1, 2005	Successor at January 1, 2005
Assets
Current assets
Cash and cash equivalents	$5,831	$23,212
Accounts receivable, net	51,550	24,004
Inventories	40,861	37,067
Deferred income taxes	9,103	9,103
Prepaid expenses and other current assets	12,426	7,562
Total current assets	119,771	100,948
Property, plant and equipment, net	18,120	27,944
Goodwill	7,884	7,884
Intangible assets, net	101,128	101,998
Other non-current assets	3,422	5,357
Total assets	$250,325	$244,131

Liabilities and stockholders’ equity (deficit)
Current liabilities
Short-term debt	$111	$-
Current portion of long-term debt	-	12,162
Accounts payable	18,426	11,724
Accrued expenses and other current liabilities	22,464	22,334
Total current liabilities	41,001	46,220
Long-term debt	140,000	135,588
Deferred income taxes	9,591	7,002
Other non-current liabilities	7,128	8,596
Total liabilities	197,720	197,406

Preferred stock - Subject to redemption, $0.01 par value; liquidation value $100; 50,000,000 shares authorized; 360,000 shares issued and outstanding at January 1, 2005	-	41,491
Common stock - Subject to put option, $0.01 par value; 4,125,000 issued and outstanding at January 1, 2005 (out of a total 100,000,000 shares authorized)	-	6,356

Stockholders’ equity (deficit)
Preferred stock - Subject to redemption, $0.01 par value; 10,000,000 shares authorized and none issued and outstanding	-	-
Common stock - $0.01 par value; 100,000,000 shares authorized; 23,488,357 shares at October 1, 2005 and 15,675,000 shares at January 1, 2005 issued and outstanding	235	157
Additional paid-in capital	58,548	2,098
Accumulated deficit	(6,600)	(3,368)
Accumulated other comprehensive income (loss)	422	(9)
Total stockholders’ equity (deficit)	52,605	(1,122)
Total liabilities and stockholders’ equity (deficit)	$250,325	$244,131

MAIDENFORM BRANDS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except share and per share amounts)
(unaudited)

	Three Months Ended		Nine Months Ended
	Successor	Successor	Successor	Successor	Predecessor
	October 1, 2005	September 25, 2004	October 1, 2005	For the period from May 11, 2004 through September 25, 2004	For the period from December 28, 2003 through May 10, 2004

Net sales	$100,121	$90,060	$302,622	$140,116	$122,415
Cost of sales	63,458	61,030	193,631	100,240	77,113
Gross profit	36,663	29,030	108,991	39,876	45,302

Selling, general and administrative expenses	28,703	23,193	76,874	36,277	31,960
Acquisition-related charges	-	-	-	-	14,286
Operating income (loss)	7,960	5,837	32,117	3,599	(944)

Interest expense, net	2,582	2,857	13,486	4,537	2,180

Income (loss) before provision for income taxes	5,378	2,980	18,631	(938)	(3,124)
Income tax expense (benefit)	3,263	1,303	9,482	(213)	1,122
Net income (loss)	2,115	1,677	9,149	(725)	(4,246)

Preferred stock dividends and changes in redemption value	(1,714)	(1,215)	(17,264)	(3,360)	-
Net income (loss) available to common stockholders	$401	$462	$(8,115)	$(4,085)	$(4,246)
Basic earnings (loss) per common share	$0.02	$0.02	$(0.39)	$(0.21)	$(0.31)
Diluted earnings (loss) per common share	$0.02	$0.02	$(0.39)	$(0.21)	$(0.31)

Basic weighted average number of shares outstanding	22,718,260	19,800,000	20,772,753	19,800,000	13,727,879

Diluted weighted average number of shares outstanding	23,902,295	20,544,355	20,772,753	19,800,000	13,727,879

MAIDENFORM BRANDS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)
(unaudited)

	Nine Months Ended
	Successor	Successor	Predecessor
	October 1, 2005	For the period from May 11, 2004 through September 25, 2004	For the period from December 28, 2003 through May 10, 2004
Cash flows from operating activities
Net income (loss)	$9,149	$(725)	$(4,246)
Adjustments to reconcile net income (loss) to net cash from operating activities
Depreciation and amortization	4,927	3,188	1,636
Amortization of intangible assets	870	428	-
Amortization of deferred financing costs	5,759	465	895
Purchase accounting step-up of inventory	-	18,956	-
Stock compensation	1,095	62	6,869
Deferred income taxes	2,589	5,359	(1,637)
Tax benefit from exercise of stock options	2,774	-	1,420
Other non-cash items	835	57	-
Net changes in operating assets and liabilities, (net of Acquisition)
Accounts receivable	(27,546)	1,053	(16,746)
Inventories	(3,794)	2,901	(6,358)
Prepaid expenses and other current and non-current assets	(4,564)	259	1,313
Accounts payable	6,702	(1,363)	6,874
Accrued expenses and other current and non-current liabilities	(4,359)	(1,938)	8,176
Income taxes payable	5,871	(7,325)	1,017
Net cash from operating activities	308	21,377	(787)
Cash flows from investing activities
Capital expenditures	(1,353)	(991)	(681)
Proceeds from sale of assets	1,455	-	-
Payments in connection with the Acquisition	-	(158,473)	-
Net cash from investing activities	102	(159,464)	(681)
Cash flows from financing activities
Short-term debt, net	111	94	-
Borrowings under revolving facility	10,000	12,500	109,391
Repayments under revolving facility	(10,000)	(43,265)	(101,661)
Term loan facility borrowings	61,037	150,000	-
Term loan facility repayments	(68,787)	(24,045)	(2,080)
Common stock options purchased	(140)	-	-
Special cash dividends paid to preferred shareholders	(13,320)	-	-
Proceeds from issuance of preferred and common stock	52,579	57,000	-
Redemption of preferred stock and preferred options and payment of accumulated dividends	(46,828)	-	-
Deferred financing costs	(2,428)	(6,684)	(217)
Net cash from financing activities	(17,776)	145,600	5,433
Effects of exchange rate changes on cash	(15)	259	(328)
Net (decrease) increase in cash	(17,381)	7,772	3,637
Cash and cash equivalents
Beginning of period	23,212	4,871	1,234
End of period	$5,831	$12,643	$4,871

Supplementary disclosure of cash flow information
Cash paid during the period
Interest	$7,080	$3,644	$884
Income taxes	$1,565	$4,660	$144

MAIDENFORM BRANDS, INC. AND SUBSIDIARIES
GAAP to NON-GAAP RECONCILIATION
(in thousands)
(unaudited)

	Three Months Ended October 1, 2005				Nine Months Ended October 1, 2005
	GAAP Results	Non-GAAP Adjustments		Non-GAAP Adjusted Results	GAAP Results	Non-GAAP Adjustments		Non-GAAP Adjusted Results
Net sales	$100,121			$100,121	$302,622			$302,622
Cost of sales	63,458	(1,884)	(a)	61,574	193,631	(5,455)	(a)	188,176
Gross profit	36,663	1,884		38,547	108,991	5,455		114,446
Selling, general and administrative	28,703	(3,837)	(b)	24,866	76,874	(6,854)	(b)	70,020
Operating income	7,960	5,721		13,681	32,117	12,309		44,426
Interest expense, net	2,582	-		2,582	13,486	(4,943)	(c)	8,543
Income before provision for income taxes	5,378	5,721		11,099	18,631	17,252		35,883
Income tax expense	3,263	1,177	(d)	4,440	9,482	4,872	(d)	14,354
Net income	2,115	4,544		6,659	9,149	12,380		21,529
Preferred stock dividends and changes in redemption value	(1,714)	1,714	(e)	-	(17,264)	17,264	(e)	-
Net income (loss) available to common stockholders	$401	$6,258		$6,659	$(8,115)	$29,644		$21,529
EBITDA	$8,924	$5,721		$14,645	$37,914	$12,309		$50,223
Diluted weighted average number of shares outstanding				23,902,295				22,052,849
NON-GAAP EPS based upon Adjusted Results:
Diluted earnings per common share (f)				$0.28				$0.98

The above results exclude the pro forma adjustments assuming the initial public offering and credit facility amendment occurred at the beginning of 2005.

Footnotes:

(a) For the three and nine month periods, elimination of negative manufacturing variances of $1.9 million and $5.5 million, respectively, associated with the closing of production plants and loss on sale of assets disposed.

(b) For the three and nine month periods, elimination of initial public offering expenses of $1.9 million and $3.8 million, respectively, restructuring expenses of $0.3 million and $1.0 million, respectively, elimination of stock compensation expenses (cheap stock) of $0.1 million and $0.6 million, respectively, and a special cash bonus of $1.5 million, respectively. The nine month period does not include public company expenses for the first and second quarters which is estimated to be approximately $0.8 million each quarter subsequent to the initial public offering.

(c) For the nine month period, elimination of $4.9 million of deferred financing costs and a prepayment penalty as a result of amending the credit facilities.

(d) For the three and nine month periods, adjustment of income taxes from the reported effective income tax rate to a "statutory tax rate" of approximately 40% which eliminates the impact of the non-deductible expenses primarily associated with the initial public offering. The "cash tax" rate, which represents the amount of taxes payable and takes into consideration the utilization of net operating loss carry-forwards and tax deductions related to stock options exercised, is estimated to be 8% to 10% of pre-tax GAAP income for 2005.

(e) For the three and nine month periods, elimination of non-recurring dividends and changes in redemption value of $1.7 million and $17.3 million on redeemable 15% cumulative preferred stock redeemed in connection with the consummation of the initial public offering on July 27, 2005.

(f) Earnings per common share taking into consideration the above adjustments which included a statutory tax rate of approximately 40% and eliminates the impact of non-deductible expenses.

MAIDENFORM BRANDS, INC. AND SUBSIDIARIES
GAAP to NON-GAAP RECONCILIATION
(in thousands)
(unaudited)

	Three Months Ended September 25, 2004				Nine Months Ended September 25, 2004
	GAAP Results	Non-GAAP Adjustments		Non-GAAP Adjusted Results	GAAP Results	Non-GAAP Adjustments		Non-GAAP Adjusted Results
Net sales	$90,060			$90,060	$262,531			$262,531
Cost of sales	61,030	(8,114)	(a)	52,916	177,353	(17,956)	(a)	159,397
Gross profit	29,030	8,114		37,144	85,178	17,956		103,134
Selling, general and administrative	23,193	-		23,193	68,237	-		68,237
Acquisition-related charges	-			-	14,286	(14,286)		-
Operating income	5,837	8,114		13,951	2,655	32,242		34,897
Interest expense, net	2,857	-		2,857	6,717	-		6,717
Income before provision for income taxes	2,980	8,114		11,094	(4,062)	32,242		28,180
Income tax expense	1,303	3,135	(c)	4,438	909	10,363	(c)	11,272
Net income	1,677	4,979		6,656	(4,971)	21,879		16,908
Preferred stock dividends and changes in redemption value	(1,215)	1,215	(d)	-	(3,360)	3,360	(d)	-
Net income (loss) available to common stockholders	$462	$6,194		$6,656	$(8,331)	$25,239		$16,908
EBITDA	$8,429	$8,114		$16,543	$7,908	$32,242		$40,150
Diluted weighted average number of shares outstanding				20,544,355				20,350,856
NON-GAAP EPS based upon Adjusted Results:
Diluted earnings per common share (e)				$0.32				$0.83

Footnotes:

(a) For the three and nine month periods, elimination of non-cash purchase accounting adjustments of $8.1 million and $19.0 million, respectively, to record inventory at fair market value and for the nine month period the elimination of $1.0 million reserve related to the reversal of a supplier advance deemed no longer necessary.

(b) For the nine month period, elimination of non-recurring expenses of $14.3 million associated with the May 10, 2004 transaction in which Maidenform was acquired by Ares Corporate Opportunities Fund, L.P.

(c) For the three and nine month periods, adjustment of income taxes from the reported effective income tax rate to a "statutory tax rate" of approximately 40%.

(d) For the three and nine month periods, elimination of non-recurring dividends of $1.2 million and $3.4 million, respectively, on redeemable 15% cumulative preferred stock redeemed in connection with the consummation of the initial public offering on July 27, 2005.

(e) Earnings per common share taking into consideration the above adjustments which included a statutory tax rate of approximately 40%.

MAIDENFORM BRANDS, INC. AND SUBSIDIARIES
SALES BY CHANNEL OF DISTRIBUTION AND PRODUCT MIX
(in million)

	First Quarter Three Months Ended			Second Quarter Three Months Ended
	April 2, 2005	March 27, 2004	% change	July 2, 2005	June 26, 2004	% change
Department Stores / National Chain Stores	$51.7	$44.3	16.7%	$53.9	$50.7	6.3%
Mass Merchant	22.5	8.4	167.9%	22.7	15.7	44.6%
Other	16.0	15.4	3.9%	10.9	13.0	-16.2%
Total Wholesale	90.2	68.1	32.5%	87.5	79.4	10.2%

Retail	10.0	10.5	-4.8%	14.8	14.5	2.1%

Total Consolidated Net Sales	$100.2	$78.6	27.5%	$102.3	$93.9	8.9%

	Third Quarter Three Months Ended			Year-To-Date Nine Months Ended
	October 1, 2005	September 25, 2004	% change	October 1, 2005	September 25, 2004	% change
Department Stores / National Chain Stores	$54.8	$50.4	8.7%	$160.4	$145.4	10.3%
Mass Merchant	15.1	11.8	28.0%	60.3	35.9	68.0%
Other	13.7	11.2	22.3%	40.6	39.6	2.5%
Total Wholesale	83.6	73.4	13.9%	261.3	220.9	18.3%

Retail	16.5	16.6	-0.6%	41.3	41.6	-0.7%

Total Consolidated Net Sales	$100.1	$90.0	11.2%	$302.6	$262.5	15.3%

Our mix of products sold between bras, shapewear, and panties in the wholesale segment for the nine month periods ended October 1, 2005 and September 25, 2004, respectively, are summarized below.

	2005	2004
Bras	69%	68%
Shapewear	21%	25%
Panties	10%	7%
	100%	100%

MAIDENFORM BRANDS, INC. AND SUBSIDIARIES
QUARTERLY PRO FORMA SCHEDULE (see Business Outlook)
ASSUMES THE INITIAL PUBLIC OFFERING AND CREDIT FACILITY AMENDMENT OCCURRED AT THE BEGINNING OF 2005
FISCAL 2005
(in millions, except share and per share amounts)

	First Quarter 2005				Second Quarter 2005				Third Quarter 2005				Nine Months Fiscal 2005
	Reported	Adj's		Non- GAAP	Reported	Adj's		Non- GAAP	Reported	Adj's		Non- GAAP	Reported	Adj's		Non-GAAP
Net Sales	$100.2			$100.2	$102.3			$102.3	$100.1			$100.1	$302.6	$-		$302.6

Cost of Sales	65.9	(1.3)	(a)	64.6	64.3	(2.3)	(a)	62.0	63.4	(1.9)	(a)	61.5	193.6	(5.5)	(a)	188.1

Gross Profit	34.3	1.3		35.6	38.0	2.3		40.3	36.7	1.9		38.6	109.0	5.5		114.5

SG&A	23.5	(0.4)	(b)	23.1	24.7	(1.1)	(b)	23.6	28.7	(3.8)	(b)	24.9	76.9	(5.3)	(b)	71.6

Operating Income	10.8	1.7		12.5	13.3	3.4		16.7	8.0	5.7		13.7	32.1	10.8		42.9

Interest, net	2.9	(0.5)	(c)	2.4	8.0	(5.6)	(c)	2.4	2.6	(0.2)	(c)	2.4	13.5	(6.3)	(c)	7.2

Pre-tax income	7.9	2.2		10.1	5.3	9.0		14.3	5.4	5.9		11.3	18.6	17.1		35.7

Income Taxes (@ 40%)	3.5	0.5	(d)	4.0	2.7	3.1	(d)	5.8	3.3	1.2	(d)	4.5	9.5	4.8	(d)	14.3

Net Income	$4.4	$1.7		$6.1	$2.6	$5.9		$8.5	$2.1	$4.7		$6.8	$9.1	$12.3		$21.4

Diluted shares outstanding	21,112.6				21,143.7				23,902.3				22,052.8

Diluted Earnings Per Share				$0.29				$0.40				$0.28				$0.97

Income Taxes (@ 28%)				2.8				4.0				3.2				10.0
Net Income				7.3				10.3				8.1				25.7
Diluted Earnings Per Share (e)				$0.35				$0.49				$0.34				$1.17

The above results include all adjustments as discussed on page 11 and the pro forma adjustments assuming the initial public offering and credit facility amendment occurred at the beginning of 2005.

Footnotes:

(a) Elimination of negative manufacturing variances associated with the closing of production plants and loss on sale of assets disposed including $1.3 million for the first quarter, $2.3 million for the second quarter, and $1.9 million for the third quarter.

(b) For the first quarter, inclusion of public company expenses of $0.8 million and the elimination of the following: initial public offering expenses of $0.6 million, restructuring expenses of $0.3 million, and stock compensation expenses of $0.3 million. For the second quarter, inclusion of public offering expenses of $0.8 million and elimination of the following: initial public offering expenses of $1.3 million, restructuring expenses of $0.4 million and stock compensation expenses of $0.2 million. For the third quarter, elimination of the following: initial public offering expenses of $1.9 million, one-time bonus paid in connection with amendment of credit facility of $1.5 million, restructuring expenses of $0.3 million, and stock compensation expenses of $0.1 million.

(c) For the first quarter, elimination of $0.5 million of interest expense with assumption that the interest rate reduction which will occur beginning 2006 from the credit facility amendment occurred at the beginning of the first quarter 2005. For the second quarter, elimination of $4.9 million of deferred financing expenses and $0.7 million of interest expense associated with the credit facility amendment. For the third quarter, elimination of $0.2 million of interest expense with assumption that credit facility amendment.

(d) For the first, second, and third quarters, adjustment of income tax expense to statutory tax rate of 40%.

(e) Earnings per share calculated by adjusting pre-tax income for cash taxes based upon assumed 28% "cash tax" rate.

###